UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2014, the registrant, Lantheus Medical Imaging, Inc. (“we” or the “Company”), entered into an amendment to our Amended and Restated Credit Agreement, dated as of July 3, 2013, by and among the Company, as borrower, Lantheus MI Intermediate, Inc., the immediate parent of the Company (“Lantheus Intermediate”), and Lantheus MI Real Estate, LLC, a subsidiary of the Company (“Lantheus Real Estate”), each as guarantors, and Wells Fargo Bank, National Association, a national banking association, as sole lead arranger, bookrunner, administrative agent and syndication agent. The amendment, among other things, increased the revolving credit commitments under our revolving credit facility from a maximum aggregate principal amount of $42.5 million to $50.0 million; provided that, subsequent to the amendment, borrowings in excess of $42.5 million thereunder are subject to certification of compliance with (x) the debt and lien covenants under the indenture for our outstanding 9.750% senior notes due 2017, or the Notes, and (y) an additional $3.0 million of secured debt capacity under the indenture for the Notes.

Subsequent to the amendment, the revolving loans under our revolving credit facility bear interest, with pricing based from time to time at our election at (i) LIBOR plus a spread of 2.00% or (ii) the Reference Rate (as defined in our revolving credit facility) plus a spread of 1.00%. Our revolving credit facility continues to include an unused line fee, which, subsequent to the amendment, is set at 0.375%. Our revolving credit facility still expires on the earlier of (i) July 3, 2018 or (ii) if the outstanding Notes are not refinanced in full, the date that is 91 days before the maturity thereof, at which time all outstanding borrowings are due and payable.

Our unfunded Standby Letter of Credit requires annual fees, payable quarterly, which, subsequent to the amendment, is set at LIBOR plus a spread of 2.00% and expires on February 5, 2015, which will automatically renew for a one year period at each anniversary date, unless we elect not to renew in writing within 60 days prior to such expiration.

As amended, our revolving credit facility is secured by a pledge of substantially all of the assets of the Company, together with the assets of Lantheus Intermediate and assets of Lantheus Real Estate, including each such entity’s accounts receivable, inventory and machinery and equipment, and is guaranteed by each of Lantheus Intermediate and Lantheus Real Estate. Borrowing capacity is still determined by reference to a borrowing base, which is based on (i) a percentage of certain eligible accounts receivable, inventory and machinery and equipment minus (ii) any reserves.

The rest of the material terms and conditions of our revolving credit facility remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and Secretary

Date: June 24, 2014